Exhibit 10.3



                                LETTER OF INTENT


         The purpose of this Letter of Intent, dated effective as of December 27, 1999, is to set forth the main terms upon which TSET, Inc., a Nevada corporation ("TSET"), will acquire 100% of the issued and outstanding capital stock of Electron Wind Technologies, Inc., a corporation to be formed ("EWT"). The parties in interest to the transactions outlined in this Letter of Intent are TSET; EWT (to be formed); High Voltage Integrated, LLC, a Washington limited liability company ("HVI"); Ingrid Fuhriman, an individual owning 20% of HVI; Robert L. Fuhriman II, an individual owning 20% of HVI; Dr. Igor Krichtafovitch, an individual owning 50% of HVI; and Alan Thomson, an individual owning 10% of HVI (Ingrid Fuhriman, Robert L. Fuhriman II, Dr. Igor Krichtafovitch, and Alan Thomson are hereinafter collectively referred to as the "Principals").

         TSET, EWT, HVI, and each of the Principals intend to enter into formal definitive legal agreements (collectively, the "Definitive Agreements") relating to such acquisition as soon as practicable after the date hereof, based upon the terms described herein, which Definitive Agreements shall set forth the definitive rights, obligations, undertakings, and liabilities of the parties. The parties' stated interest in proceeding expeditiously to complete and sign this Letter of Intent and the Definitive Agreements is to their mutual satisfaction and they look forward to working together to accomplish these goals.

         Based upon recent meetings and discussions, the main terms of the proposed transactions among TSET, HVI, and the Principals (individually and collectively) may be summarized as follows:

         A. INCORPORATION OF ELECTRON WIND TECHNOLOGIES, INC. The parties intend that TSET effect the incorporation of EWT under the laws of either the State of Delaware or the State of Nevada (to be determined by TSET) as part of the above-mentioned formal legal documentation. The parties intend that EWT constitute the operating entity for purposes of their future relationship, as described herein; provided, however, that the Principals intend to retain discretion whether to continue the corporate existence of HVI and their respective ownership interests therein.

         B. ISSUANCE OF SHARES. The parties intend that TSET own 100% of EWT's issued and outstanding shares, in exchange for 2,000,000 TSET "investment" shares (the "TSET Shares"). The parties intend that the TSET Shares be issued and allocated as will be designated in writing by the Principals. The parties intend that any finder's or broker's fees or other compensation payable by HVI or the Principals to any other person shall be paid out of the TSET Shares or in such other manner as HVI, the Principals, and any such finder or broker may agree, any such compensation being for the account of HVI and the Principals.

         C. TRANSFER OF RIGHTS. The parties intend that, in consideration of the issuance of the TSET Shares described in item B above, HVI and the Principals, individually and collectively, sell, assign, and transfer to EWT all existing right, title, and interest in and to any and all patents, trademarks, and servicemarks, and including all improvements and derivatives thereof and applications relating thereto, and all other related intellectual property, know-how, licenses, and contract rights of any kind, character, and description,



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all pertaining to that certain  technology  commonly  referred to by HVI and the
Principals as the "electron wind generator" (collectively, the "Technology").

         D. MANAGEMENT. The parties intend that those of the Principals currently having executive management responsibility for HVI also have strategic decision-making and day-to-day management responsibility over EWT's business, business development, operations, marketing, intellectual property rights protection, and finances, with the Principals to at all times seek in good faith to advance the best business interests of EWT and the further development and widespread exploitation and deployment of the Technology. The parties intend that TSET be entitled to designate at least one director to EWT's board of directors. HVI and the Principals have informed TSET that no oral or written compensation arrangements or agreements have been entered into, and that no shares, units, or warrants or options to acquire the same have been orally or in writing granted to or are owned by, HVI's four advisory board members.

         E. BUSINESS PURPOSE. The parties intend that EWT shall concentrate its efforts on the further development and improvement of the Technology for licensing, deployment, and exploitation in a full range of automotive, medical equipment, hotel, home, and hospital/clinic applications (collectively, the "Core Applications"). In the event applications of the Technology other than the Core Applications (in any case, an "Alternative Application") appear viable, TSET and EWT will give consideration to providing a "grant-back" to HVI or the Principals (as the case may be) of patent or other intellectual property rights on a case-by-case basis for the specific fields of use pertaining to the Alternative Application in question, so long as (1) TSET and EWT do not desire to pursue such Alternative Application and (2) the pursuit of such Alternative Application does not materially interfere with, or divert significant time, attention, and resources away from the development, improvement, deployment, and licensing of the Core Applications.

         F. SECURING OF SERVICES. The parties intend that EWT enter into long-term employment agreements with, and obtain "key-person" insurance upon, at least Dr. Igor Krichtafovitch and Robert L. Fuhriman II. All expenses associated with the matters described in this item F shall be borne by EWT.

         G. INITIAL FUNDING. The parties intend that TSET assist and support EWT's capital-raising efforts, to provide EWT with projected initial operational funding needs of up to $500,000 over the 6-month next following execution of the Definitive Agreements (the "Initial Funding"), all to be described in more detail by the Principals in a written "use of proceeds" to be provided to TSET no later than 21 days following execution of this Letter of Intent, and pursuant to operating budgets to be approved by EWT's board of directors. The parties intend that EWT's management be responsible for the establishment of appropriate guidelines and accounting procedures and the prudent and appropriate budgeting, conservation, and expenditure of EWT's financial resources, all with a view toward the further development, improvement, exploitation, marketing, and licensing of the Technology in the Core Applications and the perfection and policing in the U.S. and appropriate global markets of patent and other intellectual property rights and confidentiality arrangements. The parties intend that, as necessary, TSET will use its own shares arrange for the Initial Funding; provided, however, that TSET does not assume or obligate itself with

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respect to the indebtedness,  operating expenses, or other financial liabilities of HVI or any of the Principals.

         H. FUTURE EVENTS. The parties intend that TSET and EWT will consider a spin-off of EWT into its own public-owned entity (through reverse merger or other appropriate mechanism) at a mutually agreed time in the future (to occur no earlier than 12-18 months after the occurrence of a mutually-agreed "kick-off" date). The parties intend that TSET and its designees will retain an appropriate ownership interest in EWT's publicly-owned successor, as the case may be.

         I. PRESS RELEASE. The parties intend to collaborate on the content of an appropriate press announcement regarding the transactions outlined herein to be released by TSET upon signing this Letter of Intent.

         J. UNDERTAKING OF GOOD FAITH. Realizing that they are unable to anticipate and provide for every contingency which may arise during the course of their relationship, the parties intend that principles of commercial good faith will govern and that they will at all times seek to advance the best interests of EWT and maximize the economic value of the Technology in the Core Applications (and such Alternative Applications as EWT and TSET agree to pursue).

         K. PURPOSE OF THE LETTER OF INTENT. This Letter of Intent is intended by the parties as a statement of their interests and mutual intent to complete the Definitive Agreements in a form reflective of the business and financial items for the purposes indicated herein and shall not be deemed of itself to grant any binding, enforceable, or exclusive rights in or to the TSET Shares or the Technology, or constitute any right, obligation, offer, or commitment of any of the parties to enter into the Definitive Agreements. The parties intend that all rights, obligations, or commitments to proceed with any transaction or relationship shall be contained only in the Definitive Agreements signed by all the parties. The parties do not intend that any of them be bound to each other by this Letter of Intent for damages, expenses, failure to finally agree upon the terms and conditions of the Transaction Documents, or in any other way. The parties intend that the Definitive Agreements regarding the transactions outlined in this Letter of Intent be prepared and signed by the parties, all acting in good faith, as soon as practicable after the date hereof. The parties intend that the Definitive Agreements contain appropriate customary terms, conditions, representations, and warranties, including appropriate disclosures by HVI and the Principals relating to such matters as intellectual property ownership, material contracts, taxes, litigation, absence of breaches or defaults in legal obligations, authority and capacity to enter into the transactions outlined herein, outstanding proxies, ownership of warrants and options, and the like. The parties intend that each of them will bear their respective costs and expenses associated herewith and the transactions outlined herein.

         L. CONFIDENTIALITY. The parties acknowledge that TSET has previously entered into the standard form confidentiality agreement used by HVI. TSET further intends that it will be bound by the provisions of such confidentiality agreement regardless of whether this Letter of Intent or the Definitive Agreements are entered into by the parties, as herein proposed.

         M. PRIORITY OF THE LETTER OF INTENT. Other than as provided in the confidentiality agreement mentioned in item L above, this Letter of Intent


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supersedes all prior communications,  understandings,  statements of intent, and agreements between the parties with respect to the subject matter hereof.


                                      *****

         The parties' execution in the space provided below shall evidence their respective acceptance of the terms of this Letter of Intent and that they intend to proceed as outlined herein.


TSET, Inc.


By:      /s/ Jeffrey D. Wilson
         ------------------------------------------------
         Jeffrey D. Wilson
         Chairman and Chief Executive Officer

HIGH VOLTAGEINTEGRATED, LLC


By:      /s/ Ingrid T. Fuhriman
         ------------------------------------------------

         Name: Ingrid T. Fuhriman
               ------------------------------------------
         Authorized Signatory

         /s/ Ingrid T. Fuhriman                   12-27-99
         -------------------------------------------------
         Ingrid Fuhriman, individually, and as a member of
                High Voltage Integrated, LLC

         /s/ Robert L. Fuhriman II                12-27-99
         -------------------------------------------------
         Robert L. Fuhriman II, individually, and as a
                member of High Voltage Integrated, LLC

         /s/ Igor Krichtafovitch                  12-27-99
         -------------------------------------------------
         Dr. Igor Krichtafovitch, individually, and as a
                member of High Voltage Integrated, LLC

         /s/ Alan Thomson                         12-27-99
         -------------------------------------------------
         Alan Thomson, individually, and as a member
                of High Voltage Integrated, LLC

     I. Definitive agreements regarding the proposed acquisition to be prepared and signed by the parties as soon as practicable after the date hereof. Such agreements to contain appropriate customary terms, conditions, representations, and warranties. TSET and Atomic Soccer will each bear their respective transaction costs.

     IN WITNESS WHEREOF, the parties have executed and delivered this Deal Outline effective as of the date first written above.

TSET, Inc.



By      /s/ Jeffrey D. Wilson
        Jeffrey D. Wilson
        Chairman and Chief Executive Officer



ATOMIC SOCCER USA, LTD.



By:     /s/ Todd Ragsdale
        Todd Ragsdale
        President




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